Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated September 21, 2015 relating to the consolidated financial statements of Mesoblast Limited, which appears in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-207719). We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-207719).

/s/ PricewaterhouseCoopers

Melbourne, Australia

November 12, 2015